As filed with the Securities and Exchange Commission on May 16, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________________________
AdaptHealth Corp.
(Exact name of registrant as specified in its charter)

Delaware	82-3677704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West Germantown Pike Suite 250, Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip code)
___________________________

Restricted Stock Unit Grant Notice and Agreement for Suzanne Foster Inducement Award
(Full title of the plan)
___________________________
Jonathan Bush
General Counsel
AdaptHealth Corp.
220 West Germantown Pike, Suite 250
Plymouth Meeting, Pennsylvania 19462
(Name and address of agent for service)
(610) 630-6357
(Telephone number, including area code, of agent for service)
Copies to:
Michael Brandt
Danielle Scalzo
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_____________________________________________________________________________
EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by AdaptHealth Corp. (the “Company” or “Registrant”) to register 782,991 shares of the Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), that are reserved for issuance upon the vesting and settlement of restricted stock units granted to Suzanne Foster (“Ms. Foster”) who will be appointed as the Registrant’s Chief Executive Officer on May 20, 2024. On May 20, 2024, the Registrant will grant to Ms. Foster restricted stock units, covering 782,991 shares of the Registrant’s Common Stock (the “Inducement Award”), issuable upon (i) the vesting of restricted stock units covering 323,511 shares of the Registrant’s Common Stock subject to time-vesting conditions and (ii) the vesting of restricted stock units covering 459,480 shares of the Registrant’s Common Stock (assuming achievement of the maximum performance conditions) subject to performance-vesting conditions (the “Performance Inducement RSUs”).
The Inducement Award was approved by the compensation committee of the Registrant’s board of directors as an inducement material to Ms. Foster’s acceptance of employment with the Registrant in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4). The Inducement Award will be granted outside of the Registrant’s Amended and Restated 2019 Equity Incentive Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement:
(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 27, 2024;
(b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 7, 2024;
(c) the Company’s Current Reports on Form 8-K, filed on March 4, 2024 and April 17, 2024;
(d) the description of the Company’s Common Stock, which is incorporated by reference to Exhibit 4.4 of the Company’s Annual Report on Form 10-K, filed on February 27, 2024.
In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8. Exhibits.
The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

Exhibit No.	Description
5.1*	Opinion of Willkie Farr & Gallagher LLP.
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1*	Restricted Stock Unit Grant Notice and Agreement, effective as of May 20, 2024, by and between the Registrant and Suzanne Foster.
107*	Calculation of Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, State of Pennsylvania, on the 16th day of May, 2024.

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name:	Jason Clemens
Title:	Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of AdaptHealth Corp., hereby severally constitute and appoint Jason Clemens and Jonathan Bush, or any of them individually, our true and lawful attorneys-in-fact with full power of substitution, to sign for us and in our names in the capacities indicated below this Registration Statement and any and all pre-effective and post-effective amendments to this Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable this Registrant to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Richard Barasch	Interim Chief Executive Officer and Chairman of the Board	May 16, 2024
	Richard Barasch	(Principal Executive Officer)

By:	/s/ Jason Clemens	Chief Financial Officer	May 16, 2024
	Jason Clemens	(Principal Financial Officer)

By:	/s/ Christine Archbold	Chief Accounting Officer	May 16, 2024
	Christine Archbold	(Principal Accounting Officer)

By:	/s/ Joshua Parnes	President and Director	May 16, 2024
Joshua Parnes

By:	/s/ Gregory A. Belinfanti	Director	May 16, 2024
Gregory A. Belinfanti

By:	/s/ Terence Connors	Director	May 16, 2024
Terence Connors

By:	/s/ Bradley Coppens	Director	May 16, 2024
Bradley Coppens

By:	/s/ Theodore S. Lundberg	Director	May 16, 2024
Theodore S. Lundberg

By:	/s/ Dr. Susan Weaver	Director	May 16, 2024
Dr. Susan Weaver

By:	/s/ David S. Williams III	Director	May 16, 2024
David S. Williams III

By:	/s/ Dale Wolf	Director	May 16, 2024
Dale Wolf